                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                     Amendment No. 1, Filed August 29, 2002

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MERRITT VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                                               91-2147049
-------------------------------                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)

Lorrie Archibald, CEO                                SEC File No. 333-86564
                                                                  ---------
Suite 201 - 810 Peace Portal Drive                   SIC No. 1000
                                                             ----
Blaine, Washington                                   98230
-------------------------------                      -----
(Name and address of principal                       (Zip Code)
executive offices)

Registrant's telephone number, including area code:  (360) 332-1752

Approximate date of commencement of          As  soon  as  practicable after the
proposed sale to the public:                 effective date of this Registration
                                             Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                       |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                     |__|


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED     PROPOSED
CLASS OF                            MAXIMUM      MAXIMUM
SECURITIES                          OFFERING     AGGREGATE         AMOUNT OF
TO BE           AMOUNT TO BE        PRICE PER    OFFERING          REGISTRATION
REGISTERED      REGISTERED          SHARE (1)    PRICE (2)         FEE (2)
--------------------------------------------------------------------------------

Common Stock    2,437,500 shares    $0.10        $243,750          $22.43

--------------------------------------------------------------------------------
(1)  Based  on  last  sales  price  on  August  7,  2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of Regulation C under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Cane & Company, LLC.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                  SUBJECT TO COMPLETION, Dated August 28, 2002



                                   PROSPECTUS


                             MERRITT VENTURES CORP.
                                2,437,500 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Merritt Ventures Corp. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.10 per share.


--------------------------------------------------------------------------------
                                                  Proceeds to Selling
                                                  Shareholders Before
               Offering Price   Commissions       Expenses and Commissions

Per  Share     $0.10            Not Applicable    $0.10

Total          $243,750         Not Applicable    $243,750
--------------------------------------------------------------------------------


Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------


The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                 The Date Of This Prospectus Is: August 28, 2002

                                Table Of Contents

                                                                         PAGE
                                                                         ----
Summary                                                                    4
Risk  Factors                                                              5
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  If  we  do  not  obtain  additional  financing,
   our business will fail                                                  5
-  If we complete a financing through the sale of
   additional shares of our common stock,  shareholders
   will  experience  dilution                                              6
-  If we do not conduct mineral exploration on our optioned
   mineral claims or pay fees in lieu of mineral exploration,
   then these mineral claims will lapse                                    6
-  Because  we  have  not  commenced business operations,
   we face a high risk of business  failure                                6
-  Because  we  anticipate  our  operating  expenses  will
   increase prior to our earning  revenues,  we  may  never
   achieve  profitability                                                  6
-  Because  of the speculative nature of exploration of
   mining properties, there is  substantial risk that
   no commercially exploitable minerals will be found and
   our  business  will  fail                                               7
-  Because  of  the inherent dangers involved in mineral
   exploration, there is a risk  that  we  may  incur
   liability  or damages if and when we conduct mineral
   exploration  activities                                                 7
-  Even  if  we  discover commercial reserves of precious
   metals on our optioned mineral claims, we may not be
   able to successfully obtain commercial production                       7
-  Because  access to our optioned mineral claims may be
   restricted by inclement weather,  we  may  be
   delayed  in  our  future  exploration                                   7
-  Because  we  are an exploration stage company,
   our business has a high risk  of  failure                               7
Risks  Related  To  Our  Market  and  Strategy
-----------------------------------------------
-  If  we  are  unable  to  hire and retain key personnel,
   we may not be able to implement  our  business  plan
   and  our  business  will  fail                                          8
-  Because  our president and secretary have only agreed
   to provide his services on  a  part-time  basis,
   they may not be able or willing to devote a sufficient
   amount  of  time to our business operations, causing
   our business to fail                                                    8
-  Because  our  executive  officers do not have formal
   training specific to the technicalities  of mineral
   exploration, there is a higher risk our business
   will fail                                                               8
Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  As we undertake exploration of our optioned mineral
   claims, we will be subject to  compliance with
   government regulation that may increase the anticipated
   cost of  our  exploration  program                                      9
-  If  we receive positive results from our exploration
   program and we decide to pursue  commercial
   production,  we  may  be  subject to an environmental
   review process  that  may  delay  or  prohibit
   commercial production                                                   8
Risks  Related  To  This  Offering
-----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                      9
-  If  a  market for our common stock develops, our
   stock price may be volatile                                             9
-  If  the  selling shareholders sell a large number
   of shares all at once or in blocks,  the  market
   price  of  our  shares  would  most  likely decline                     9

-  Because  our  stock  is  a  penny stock, shareholders
   will be more limited in their  ability  to  sell
   their  stock                                                           10
Use  of  Proceeds                                                         10
Determination  of  Offering  Price                                        10
Dilution                                                                  11
Selling  Shareholders                                                     11
Plan  of  Distribution                                                    16
Legal  Proceedings                                                        17
Directors,  Executive  Officers,  Promoters
and  Control  Persons                                                     17
Security Ownership of Certain Beneficial Owners and Management            19
Description  of  Securities                                               19
Interest  of  Named  Experts  and  Counsel                                21
Disclosure  of  Commission  Position  of  Indemnification
for  Securities  Act Liabilities                                          21
Organization  Within  Last  Five  Years                                   22
Description  of  Business                                                 22
Plan  of  Operations                                                      27
Description  of  Property                                                 29
Certain  Relationships  and  Related  Transactions                        29
Market  for  Common  Equity  and  Related  Stockholder  Matters           29
Executive  Compensation                                                   32
Financial  Statements                                                     33
Changes  in  and  Disagreements  with  Accountants                        34
Available  Information                                                    34

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Merritt  Ventures  Corp.

We recently acquired an option to acquire a 100% interest in four mineral claims located in the Vernon Mining Division in the Province of British Columbia, Canada from Michael H. Sanguinetti in April 2001. We refer to these mineral claims as the Zumar mineral claims. Zumar is derived from the name of the vein discovered in 1979 in the Vernon Mining Division. We presently plan to do preliminary exploration work to search for economic mineralization on these claims. However, to date we have not generated any operating revenues and have no operating history.

Our plan of operations is to conduct mineral exploration activities on the Zumar mineral claims in order to assess whether these claims possess commercially exploitable gold, silver and copper mineral reserves. We intend to begin our first stage of a staged exploration program on our mineral properties. Our plan of operations is to proceed through the first and second stages of this exploration program. Our proposed exploration program is designed to explore for commercially exploitable deposits of gold and silver minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold or silver on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations and have no operating history. As of June 30, 2002, we had $24,095 in cash on hand and liabilities in the amount of $9,023. Accordingly, our working capital position as of June 30, 2002 was $15.072. Since our inception through June 30, 2002, we have incurred a net loss of $53,678. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through phase two of our planned exploration program. Should we decide to proceed with further exploration beyond phase two, we will require additional financing in order to complete additional exploration of these mineral claims. Our exploration plans are discussed in greater detail in the Description of Business section of this document.

We were incorporated on February 20, 2001 under the laws of the state of Nevada. Our principal offices are located at Suite 201 - 810 Peace Portal Drive, Blaine, Washington 98230. Our telephone number is (360) 332-1752.

The  Offering

Securities  Being  Offered
                              Up  to  2,437,500  shares  of  our  common  stock.

Offering  Price  and
Alternative Plan of Distribution
                              The offering price of the common stock is $0.10 per share.We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares   None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued
                              7,437,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds
                              We will not receive any proceeds from the sale of the common stock by the selling shareholders.


                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds are adequate to complete phases one and two of our planned exploration of the mineral claims. As of June 30, 2002, we had cash in the amount of $24,095. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims, and the development of these mineral claims if our exploration indicates that they possess commercially exploitable mineral reserves. While we have sufficient funds to carry out phases one and two of the recommended exploration program on the Zumar mineral claims, we will require additional financing in order to complete a more extensive exploration program. We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for gold and silver, investor acceptance of our mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we complete a financing through the sale of additional shares of our common stock, shareholders will experience dilution

The most likely source of future financing presently available to us is through the sale of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

If we do not conduct mineral exploration on our optioned mineral claims or pay fees in lieu of mineral exploration, then these mineral claims will lapse

We must complete mineral exploration work on the Zumar mineral claims and make filings with the Canadian regulatory authorities regarding the work completed or pay filing fees in lieu of completing work on these claims. If we do not conduct any mineral exploration on our optioned claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiration date of the mineral claims is currently February 24, 2004.

Because we have not commenced business operations, we face a high risk of business failure

We have just begun the initial stages of our business plan and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 20, 2001 and to date have been involved primarily in organizational activities, the acquisition of our option on the Zumar mineral claims and obtaining a geological report on these claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not ever generate any operating revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.
                                       6

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold and silver in our optioned mineral claims. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the upcoming exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages if and when we conduct mineral exploration activities

The search for valuable minerals involves numerous hazards. As a result, if and when we conduct exploration activities we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral claims, we may not be able to successfully obtain commercial production

Our optioned mineral claims do not contain any known bodies of ore. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Zumar mineral claims into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed.

Because access to our optioned mineral claims may be restricted by inclement weather, we may be delayed in our future exploration

Access to the Zumar mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in future exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because we are an exploration stage company, our business has a high risk of failure

As noted in our financial statements that are included with this prospectus, we are an exploration stage company that has incurred a net loss of $53,678 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. The success of our business operations will depend upon our ability to obtain further financing to complete our planned exploration program and to attain profitable operations. If we are not able to complete a successful exploration program and attain sustainable profitable operations, then our business will fail.

                    Risks Related To Our Market and Strategy

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will largely depend on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.


Because our president and secretary have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Ms. Archibald, our president, and Mr. Burley, our secretary, provide their services on a part-time basis. Our officers may pursue other business activities, provided that these other activities do not interfere with Ms. Archibald and Mr. Burley's obligations to us. Ms. Archibald and Mr. Burley devote their full-time attention to other business pursuits. It is therefore possible that over time, Ms. Archibald and Mr. Burley may not be able to devote sufficient time to the management of our business, as and when needed.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Ms. Archibald and Ms. Burley, our executive officers and directors, do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.


                       Risks Related To Legal Uncertainty

As we undertake exploration of our optioned mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If  a  market  for  our  common  stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  (1)     the  results  of  our  geological  exploration  program;
  (2)     our  ability  or  inability  to  arrange  for  financing;
  (3)     commodity  prices  for  silver  and  gold;  and
  (4)     conditions  and  trends  in  the  mining  industry.

Further, if our common stock is traded on the NASD over-the-counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 2,437,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 33% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock. For a more detailed discussion of this issue see the section entitled Market For Common Equity And Related Stockholder Matters -- No Public Market for Common Stock, below.


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.10 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.10 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,437,500 shares of common stock offered through this prospectus. The shares include the following:

     1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 23, 2001;

     2. 437,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 20, 2001; and


The following table provides as of August 28, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                        Total           Total
                                        Number Of       Shares        Percent
                                        Shares To       To Be         Owned
                        Shares          Be Offered      Owned Upon    Upon
                        Owned           For Selling     Completion    Completion
Name of Selling         Prior to        Shareholders    Of This       Of This
Stockholder             This Offering   Account         Offering      Offering
--------------------------------------------------------------------------------
JESSIE ANDERSON             330,000         330,000         NIL           NIL
183-Apt. C,
York Place
Dunedin, New Zealand
--------------------------------------------------------------------------------
LOGAN B. ANDERSON           340,000         340,000         NIL           NIL
15 Hill Drive
Pembroke, HM02,
Bermuda
--------------------------------------------------------------------------------
DONALD WILLIAM ARCHIBALD    340,000         340,000         NIL           NIL
1797 Layton Drive
North Vancouver, BC,
Canada  V7H 1X7
--------------------------------------------------------------------------------
GORDON CAMPBELL              10,000          10,000         NIL           NIL
3166 Point Grey Rd.
Vancouver, BC Canada
V6K 1B2
--------------------------------------------------------------------------------
SHAWN CLARKIN                37,500          37,500         NIL           NIL
10899 Cherry Ln.
Delta, BC, Canada
V4E 3L8
--------------------------------------------------------------------------------
MELODIE D. CURRAN           200,000         200,000         NIL           NIL
11 Captain Rolph Blvd.
Markham, ON, Canada
L3P 2P7
--------------------------------------------------------------------------------

Table Continued from page 12
--------------------------------------------------------------------------------
                                        Total           Total
                                        Number Of       Shares        Percent
                                        Shares To       To Be         Owned
                        Shares          Be Offered      Owned Upon    Upon
                        Owned           For Selling     Completion    Completion
Name of Selling         Prior to        Shareholders    Of This       Of This
Stockholder             This Offering   Account         Offering      Offering
--------------------------------------------------------------------------------
CURTIS FAMILY TRUST          50,000          50,000         NIL           NIL
2050 West 36th Ave.
Vancouver, BC, Canada
V6M 1K9
Beneficial Owner: Jane
and Kelsey Lauren Curtis
--------------------------------------------------------------------------------
JAMES CURTIS                100,000         100,000         NIL           NIL
49 Mount St.
Mayfair, London, U.K.
V1K 2SD
--------------------------------------------------------------------------------
KEN EWALD                    25,000          25,000         NIL           NIL
4872 Cambridge St.
Burnaby, BC, Canada
V5C 1J1
--------------------------------------------------------------------------------
JASON FISHER                340,000         340,000         NIL           NIL
2828 Hardy Crescent
North Vancouver, Canada
V7H 1K2
--------------------------------------------------------------------------------
MARK J. GIBSON               15,000          15,000         NIL           NIL
S107-C21 RR#4
Summerland, BC, Canada
V0H 1Z0
--------------------------------------------------------------------------------
C. GEOFFREY HAMPSON          20,000          20,000         NIL           NIL
6337 Larch St.
Vancouver, BC, Canada
V6M 4E8
--------------------------------------------------------------------------------
LESLIE L. KAPUSIANYK         78,750          78,750         NIL           NIL
3772 West 23rd Ave.
Vancouver, BC, Canada
V6S 1K7
--------------------------------------------------------------------------------

Table Continued from Page 13
--------------------------------------------------------------------------------
                                        Total           Total
                                        Number Of       Shares        Percent
                                        Shares To       To Be         Owned
                        Shares          Be Offered      Owned Upon    Upon
                        Owned           For Selling     Completion    Completion
Name of Selling         Prior to        Shareholders    Of This       Of This
Stockholder             This Offering   Account         Offering      Offering
--------------------------------------------------------------------------------
JOHN T. MARTIN               37,500          37,500         NIL           NIL
1066 West Hastings St.,
#2100
Vancouver, BC, Canada
V6E 3X2
--------------------------------------------------------------------------------
ALEC PIGULEVSKY              25,000          25,000         NIL           NIL
6393 6th St.
Burnaby, BC, Canada
V5E 3S6
--------------------------------------------------------------------------------
MICHELLE O'NEILL             87,500          87,500         NIL           NIL
833 Sprice Ave.
Coquitlam, BC, Canada
V3J 7R9
--------------------------------------------------------------------------------
STEPHEN F.X. O'NEILL         87,500          87,500         NIL           NIL
833 Sprice Ave.
Coquitlam, BC, Canada
V3J 7R9
--------------------------------------------------------------------------------
GARY PURDON                  37,500          37,500         NIL           NIL
1588 Salal Cir.
Coquitlam, BC, Canada
V3E 2Y3
--------------------------------------------------------------------------------
LORY REYNOLDS                20,000          20,000         NIL           NIL
4035 West 31st Ave.
Vancouver, BC, Canada
V6S 1YJ
--------------------------------------------------------------------------------

Table Continued from page 14
--------------------------------------------------------------------------------
                                        Total           Total
                                        Number Of       Shares        Percent
                                        Shares To       To Be         Owned
                        Shares          Be Offered      Owned Upon    Upon
                        Owned           For Selling     Completion    Completion
Name of Selling         Prior to        Shareholders    Of This       Of This
Stockholder             This Offering   Account         Offering      Offering
--------------------------------------------------------------------------------
DAVID J. SCOTT               10,000          10,000         NIL           NIL
#2000 Guiness Tower
1055 Hastings St.
Vancouver, BC, Canada
V6E 2E9
--------------------------------------------------------------------------------
SPYGLASS FINANCIAL LTD.      50,000          50,000         NIL           NIL
P.O. Box CB 13004
Nassau, Bahamas
Beneficial Owner:
Ken Taves
--------------------------------------------------------------------------------
MICHAEL H. TAYLOR            96,250          96,250         NIL           NIL
5488 Monte Bre Crescent
West Vancouver, BC
Canada   V7W 3B1
--------------------------------------------------------------------------------
HOWARD THOMSON              100,000         100,000         NIL           NIL
1521 Purcell Dr.
Coquitlam, BC, Canada
V3E 3B6
--------------------------------------------------------------------------------


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,437,500 shares of common stock outstanding on August 28, 2002.

Mr. Donald William Archibald is the father of Ms. Archibald, our president. Mr. Logan Anderson is our former director. Mr. Anderson resigned on February 20, 2001.

Other than these exceptions, to our knowledge, none of the selling shareholders:
     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has  ever  been  one  of  our  officers  or  directors.

                              Plan Of Distribution

The  selling  shareholders  may sell some or all of their common stock in one or more  transactions,  including  block  transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, we have not as yet made any application to so trade and public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, Esq., Cane & Company, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of August 28, 2002 are as follows:

Directors:

Name  of  Director               Age
----------------------          -----
Lorrie  Ann  Archibald           34
Gordon  Burley                   64

Executive  Officers:

Name  of  Officer                Age       Office
--------------------            -----      -------
Lorrie  Ann  Archibald           34        President, Chief Executive Officer
Gordon  Burley                   64        Secretary,  Treasurer  and  Chief
                                           Financial Officer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms. Lorrie Ann Archibald is our president and chief executive officer and is a member of our board of directors. Ms. Archibald was appointed to our board of directors as our president and chief executive officer on February 20, 2001.

Ms. Archibald served as a stockbroker's sales assistant at Continental Securities (which became Yorkton Securities) from December of 1988 to September of 1992. From September of 1992 to February of 1999 she was a registered representative with Canaccord Capital Corp. (Investment Dealers). During the period from January 1997 to October 1998 she was also licensed with First
Securities (NASD member). During the period from December 1998 to her employment as President of the Company in February 2001, she was a self-employed investor. Since July of 2001 she also served as President and a Director of Nubio Ventures Inc., a non-reporting mineral exploration company that trades on the pink sheets. In June of 2001 she obtained a free minors license in the Province of British Columbia, Canada and since that date has been involved in the acquisition and disposition of mineral claims in British Columbia.

Mr. Gordon Frederick Burley is our secretary, treasurer and chief financial officer and is a member of our board of directors. Mr. Burley was appointed to our board of directors and as our secretary, treasurer and chief financial officer on February 20, 2001. Since November 1, 1996, Mr. Burley has served as a purchasing agent for LNS Services Ltd. LNS is a design engineering construction company.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 28, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------
                 Name and address            Number of Shares   Percentage of
Title of class   of beneficial owner         of Common Stock    Common Stock (1)
--------------------------------------------------------------------------------
Common Stock     Lorrie Ann Archibald (2)    2,500,000 shares          33.6%
                 1745 Larkhall Crescent
                 North Vancouver,
                 British Columbia
                 Canada V7H 2Z3
                 Director, President and
                 Chief Executive Officer

Common Stock     Gordon F. Burley            2,500,000 shares          33.6%
                 Director, Secretary,
                 Treasurer and Chief
                 Financial Officer
                 Suite 603 -
                 3600 Windcrest Street
                 North Vancouver,
                 British Columbia
                 Canada V7G 2S9



Common Stock     All Officers and            5,000,000 shares          67.2%
                 Directors as a Group
                 (2 persons)
--------------------------------------------------------------------------------


 (1) The percent of class is based on 7,437,500 shares of common stock issued and outstanding as of August 28, 2002.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of August 28, 2002, there were 7,437,500 shares of our common stock issued and outstanding that were held by twenty- five (25) stockholders of record.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on February 20, 2001 under the laws of the state of Nevada.

We purchased four mineral claims located in the Vernon Mining Division of the Province of British Columbia, Canada from Michael H. Sanguinetti in April 2001. While Ms. Archibald was employed at Canaccord Capital Corp. in the early 1990's she met Mr. Sanguinetti who was a professional geologist often engaged by Canaccord to assist in their due diligence reviews of mining companies. She became aware during that period that Mr. Sanguinetti often had knowledge of or access to good mineral exploration projects. Accordingly, when she needed a property for Merritt she contacted Mr. Sanguinetti to ask if he knew of any good prospects. He offered her the opportunity to purchase the Zumar property.

Ms. Archibald, our president and a director, Mr. Burley, our secretary, treasurer and director, and Mr. Anderson, our former director, have been our sole promoters since our inception.

Ms. Archibald acquired 2,500,000 shares of our common stock at a price of $0.001 US per share on March 9, 2001. Ms. Archibald paid a total purchase price of $2,500 for these shares.

Other than the purchase of her stock, Ms. Archibald has not entered into any agreement with us in which she is to receive or provide to us any thing of value.

Mr. Burley acquired 2,500,000 shares of our common stock at a price of $0.001 US per share on March 9, 2001. Mr. Burley paid a total purchase price of $2,500 for these shares.


                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We acquired an option to own a 100% interest in four mineral claims that we refer to as the Zumar mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold and silver. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic feasibililty.

Acquisition  of  the  Zumar  Mineral  Claims

We acquired an option to own a 100% interest in four mineral claims located in the Vernon Mining Division in the Province of British Columbia, Canada in April, 2001. We entered into an Option Agreement with Michael Sanguinetti.

Mr. Sanguinetti granted us the sole and exclusive right and option to acquire a 100% undivided interest in and to the Zumar mineral claims free and clear of all charges, encumbrances and claims except as those set forth in the Option Agreement, Schedule A and the Royalty. Other than the listing of the tag number, tenure number, and expiration date as described in detail below, Schedule A contains no further conditions.

The option was exercised upon payment by us of $1,000 upon execution of the option agreement. We are also obligated to incur exploration expenditures in increments of up to $115,000 on the Zumar property as set forth below:

a)  $5,000;
b)  $10,000;  and
c)  $100,000.

In the option agreement executed in April 2001, we agreed to pay the amount set forth in (a) on or before December 31, 2001, and the amount set forth in (b) on or before December 31, 2002, and the amount set forth in (c) on or before December 31, 2003.

In the amendment to our option agreement, which was executed on December 28, 2001, we agreed to pay the amount set forth in (a) on or before June 30, 2002, and the amount set forth in (b) on or before June 30, 2003, and the amount set forth in (c) on or before June 30, 2004. The amended option agreement contains no changes other than the timing of exploration expenditures.

As at December 31, 2001, we have completed exploration expenditures in the amount of $3,110 towards the amount to be incurred on or before June 30, 2002.

In the event we incur exploration expenditures, in any of the above periods, less than the specified sum, we may pay to Mr. Sanguinetti, at our option, the difference between the amount we actually spent and the specified sum before the expiration of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that we spend, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

We are also obligated to pay royalties of two percent to Mr. Sanguinetti. Such royalties are based upon net smelter returns. These are actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Zumar property and sold, after deducting from such proceeds certain charges. Upon the payment of royalties of $1,000,000, the royalties shall cease.

Recording  of  the  Zumar  Mineral  Claims

As indicated in Schedule A to the option agreement, the Zumar mineral claims were recorded with the Province of British Columbia, Canada under the following names and claim numbers:

     Name  of  Mining  Claim          Tag  Number     Tenure  Number
     -----------------------          -----------     --------------

     Zumar  1                         624326          384330
     Zumar  2                         624327          384331
     Zumar  3                         624328          384332
     Zumar  4                         624329          384333

These mineral claims are owned by Mr. Sanguinetti and carry an expiration date of February 24, 2004. Mr. Sanguinetti is the legal and beneficial owner of title to the mineral claims, and no other person or entity has any interest in the mineral claims. We intend to incur exploration expenditures on the Zumar property as further set forth under the heading "Plan of Operations".

The mineral rights included within our option agreement are limited to the ground underlying the Zumar property. The surface rights belong to the Canadian government and private landowners.

If we fail to complete work on our mineral claims in the minimum required amount, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims.

Location  of  the  Zumar  Mineral  Claims

The Zumar mineral claims comprise a total area of one square kilometer located in the Vernon Mining Division, approximately 16 kilometers northwest of Kelowna, British Columbia, Canada. There is good gravel road access to the claims, which cover a rounded ridge top between Lambly and Terrance Creeks, at an elevation of approximately 1,110 meters above sea level. The property is easily accessible from late May to late November, although some geophysical surveys and drilling could take place year round. Road access to the property is via the Bear Creek Forest Service Road, which branches off of Westside Road at a distance of 8.6 kilometers from the intersection of Westside Road and Highway 97. The Bear Creek Forest Service Road is followed west for 15.5 kilometers, from where a series of minor roads lead up the west side of Terrace Creek and to the Zumar mineral vein.

Geological  Report

We engaged Mr. Leonard Gal to prepare an initial geological evaluation report on the Zumar mineral claims. Mr. Gal is a graduate of the University of British Columbia and holds a Bachelors of Science degree in Geology (1986) and a Masters of Science degree in Geology (1989) from the University of Calgary.

We received the geological evaluation report on the optioned mineral claims prepared by Mr. Gal dated April 2001. The purpose of the report was to assist us with a determination as to whether we should proceed with further exploration procedures to evaluate the feasibility of a mining project on the optioned mineral claims. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program.

Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Gal. The following summary of the exploration history of the mineral claims is based on Mr. Gal's description.

     1. Modern exploration on the Zumar property dates to 1979 when Zumar 2 claim was staked. A company named Zumar Resources Ltd. staked further ground and carried out exploration from 1979 to 1984; and

     2. Exploration continued in 1986 and Skyworld Resources and Development Ltd. performed certain exploration work. Then in 1990, further prospecting and geochemical sampling was carried out in the area east and northwest of the current property for Amarado Resources Ltd.

Geology  of  the  Mineral  Claims

The Zumar property lies near the eastern edge of the Intermontane Belt of the Canadian Cordillera. Much of the property is covered by glacial drift, which is 2-5 meters thick in the vicinity of the Zumar vein cut, and probably thicker off the ridge crest. The main rock type on the property is andesitic volcanics of the Harper Ranch Group. Previous mapping showed altered andesitic tuffs southeast and west of the Zumar vein. Black andesite and pink trachyte dykes were mapped east of the Zumar vein.

Mineralization

The mineralization of the Zumar vein is summarized in the geological report that we obtained from Mr. Gal. The Zumar vein is the only significant mineral showing on the property. The vein has seen limited past production. Drilling in this area has intersected the vein to a maximum vertical depth of 60 meters. The Zumar vein is composed of quartz gangue, variably rusty and oxidized with approximately 2-3% pyrite. Native gold has reportedly been observed, and the vein is a gold and silver prospect.

Recommendations  of  Geological  Report

Mineralization in the Zumar vein has been confirmed by sampling by Mr. Gal. He indicates that the Zumar vein represents a viable exploration target on the property. In his geological report, Mr. Gal recommends the completion of additional phases of a geological work program on the Zumar mineral claims. The exploration target would be to identify potentially economic precious mineral mineralization within the Zumar vein or similar structures. Mr. Gal recommends further exploration work to assess the Zumar mineral claim's potential to host potentially economic precious mineral mineralization within the Zumar veins.

Phase one would be the first action to be accomplished in our business plan. The first phase of our exploration program is to perform a detailed geological mapping, grid preparation and geophysical surveys. Such exploration work does not involve ground disturbance and will not require a work permit. Following the first phase, phase two of the recommended exploration program is to conduct further mapping, prospecting, rock and soil sampling and air photo analysis. The goal of such exploration is to identify target areas for follow-up work. The goal of an air photo analysis to be performed within this phase of exploration is to identify lineaments, structures and geological controls that could affect mineralization. The completion of these two phases is expected to better define the target concepts, identify additional targets and determine if additional claims should be made.

The costs for these phases of the exploration program are projected to be as follows:

      1.     Phase  1  --  $  5,182
      2.     Phase  2  --  $ 10,500

The total cost for the first two phases of the exploration program is thus estimated to be $15,682. Our working capital position as of December 31, 2001 was $52,705. Accordingly, we expect to have sufficient working capital to complete phases one and two of our planned exploration program.

The geological review and interpretations required in each phase of the exploration program would be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the optioned mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization.

Current  State  of  Exploration


Our  optioned  mineral claims presently do not have any proven mineral reserves.
The property that is the subject to the mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

Geological  Exploration  Program

We have accepted the recommendations of the geological report and have thus decided to proceed to complete phase one of the geological exploration program. We will make a determination whether to proceed with phase two upon completion of phase one and our review of the results of this first phase.

Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first or second phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed beyond the second phase of our exploration program. There is no charge to obtain a work permit under the Mineral Tenure Act. We will incur the expense of our consultant geologist to prepare the required submission to the Ministry of Energy Mines and Resources. If our exploration program proceeds to any trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. An environmental review is not required under the Environmental Assessment Act of British Columbia to proceed with the recommended exploration program on our mineral claims.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above, we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.


Employees

We have no employees as of the date of this prospectus other than our two officers.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               Plan Of Operations

Our business plan is to proceed with the exploration of the Zumar mineral claim to determine whether there are commercially exploitable reserves of gold and silver. We have decided to continue through the first phase of the exploration program recommended within the geological report. We anticipate that phases one and two of the recommended geological exploration program will cost approximately $15,682. We had $55,205 in cash as of December 31, 2001. Accordingly, we anticipate being able to afford to proceed with these two phases of the exploration program, if warranted by prior exploration, without additional financing.

Mr. Leonard Gal, our geologist, will be engaged to complete the first and second phase of the work program; however this will not happen until the spring or summer season. After late November, the temperatures are very cold and there is substantial snowfall. We anticipate that we will receive the results of this phase of exploration during the fall of this year. We will assess the results of this program upon receipt of Mr. Gal's report.

Upon completion of phases one and two of the work program, we will evaluate the results of these phases and the recommendations made by Mr. Leonard Gal as contained in his geological report.



We anticipate that we will incur the following expenses over the next twelve months:

     1. $15,682 in connection with the completion of the first and second phases, respectively, of our recommended geological work program; and

     2. $25,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;


We had cash in the amount of $55,205 as of December 31, 2001. Our total expenditures over the next twelve months, for the fiscal year ended December 31, 2002, are anticipated to be $40,682. Based on our working capital position of $52,705 at December 31, 2001, we believe we have sufficient cash resources to pay for our operating expenses over the next twelve months.

Results  Of  Operations  For  Period  Ending June  30,  2002

We did not earn any revenues during the period ending June 30, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $53,678 for the period from inception on February 20, 2001 to June 30, 2002. These operating expenses included: (a) payment of $1,000 in connection with our option payment obligations, (b) payments of $7,856 for exploration costs in connection of the Zumar mineral claim; and (c) professional fees in the amount of $36,569 in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase two of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $53,678 for the period from inception to June 30, 2002. Our loss was attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $24,095 as of June 30, 2002, and had working capital of $15,072 as of June 30, 2002.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We acquired an option to own a 100% interest in the Zumar mineral claims. We do not own any property other than our option to acquire a 100% interest in the Zumar mineral claims. For more information on the nature and location of the Zumar mineral claims see section entitled Location of the Zumar Mineral Claims on page 23.

We currently rent a small office space at Suite 201 - 810 Peace Portal Drive, Blaine, Washington, 98230. We lease this space based upon a verbal, month-to-month sublease agreement with Worldbid Corp. at a rate of $200 per month.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

     -    Any  of  our  directors  or  officers;
     -    Any  person  proposed  as  a  nominee  for  election  as  a  director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     -    Any  of  our  promoters;
     - Any relative or spouse of any of the foregoing persons who has the same house as such person.

We issued 5,000,000 shares of common stock on March 9, 2001 to Ms. Lorrie Ann Archibald and Mr. Gordon Burley. Ms. Archibald is one of our directors and is our president and chief executive officer. Ms. Archibald acquired 2,500,000 shares at a price of $0.001 per share for a total purchase price of $2,500. Mr. Burley acquired 2,500,000 shares at a price of $0.001 per share for a total purchase price of $2,500.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:
(a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had twenty-five (25) registered shareholders.

Rule  144  Shares

The following 5,000,000 shares of our common stock will be available for resale to the public after March 9, 2002 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: 5,000,000 shares, owned by two officers and directors, after March 9, 2002.

In addition, 437,500 shares of our common stock owned in aggregate by thirteen non-affiliates will be available for resale to the public after November 20, 2002 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 74,375 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares of our stock that may be sold pursuant to Rule 144 after March 9, 2002.

Stock  Option  and  Warrant  Grants

To date, we have not granted any stock options or warrants. Thus, none of our stock is subject to any warrants or options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2001.

--------------------------------------------------------------------------------
                       Annual Compensation      Long Term Compensation
                       -------------------      -----------------------
                                         Other                     LTIP  All
                                         Annual Restricted         pay-  Other
                                         Compen-  Stock  Options/* outs  Compen-
Name        Title      Year Salary Bonus sation Awarded  SARs (#)  ($)   sation
----------  ---------  ---- ------ ----- ------ -------  --------  ----- -------
Lorrie Ann  President, 2001   $0    0     0        0        0        0     0
Archibald   CEO and
            Director

Gordon      Secretary, 2001   $0    0     0        0        0        0     0
Burley      Treasurer,
            CFO and
            Director
--------------------------------------------------------------------------------

Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2001. We have also not granted any stock options to the executive officers since December 31, 2001.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Financial Statements for the period ending December 31, 2001, including:

     a.   Balance  Sheet  as  at  December  31,  2001;

     b. Statement of Loss and Deficit for the period from inception, February 20, 2001, to December 31, 2001;

     c. Statement of Cash Flows for the period from inception, February 20, 2001, to December 31, 2001;

     d. Statement of Stockholders' Equity for the period from inception, February 20, 2001, to December 31, 2001; and

     e.   Notes  to  Financial  Statements.


3. Unaudited financial statements for the three month period ended March 31, 2002, including:

     (a)  Balance  Sheet  as  at  June  30,  2002;

     (b) Statement of Loss and Deficit for the three month period ended June 30, 2002;

     (c) Statement of Cash Flows for the three month period ended June 30, 2002;

     (d)  Statement  of Stockholders' Equity for the period ended June 30, 2002;
          and

     (e)  Notes  to  Financial  Statements.

                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS



                                AUDITORS' REPORT




To  the  Directors
Merritt  Ventures  Corp.
(An  exploration  stage  company)


We have audited the balance sheet of Merritt Ventures Corp. (an exploration stage company) as at December 31, 2001 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, February 20, 2001, to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and the results of its operations and cash flows for the period from inception, February 20, 2001, to December 31, 2001 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $16,045 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                    /s/ Morgan & Company"
February 12, 2002                                    Chartered Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         INTERNATIONAL                Vancouver, B.C.  V7Y 1A1

                            MERRITT  VENTURES  CORP.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------

ASSETS

Current
  Cash                                   $ 55,205
==================================================

LIABILITIES

Current
  Due to shareholder                     $  1,000
  Accounts payable                          1,500
                                         ---------
                                            2,500
                                         ---------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
     a par value of $0.001 per share

  Issued:
    7,437,500 common shares                 7,438

  Additional paid-in capital               61,312

Deficit Accumulated During The
 Exploration Stage                        (16,045)
                                         ---------
                                           52,705
                                         ---------

                                         $ 55,205
==================================================

                             MERRITT  VENTURES  CORP.
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT

         PERIOD FROM INCEPTION, FEBRUARY 20, 2001, TO DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------------

Expenses
  Rent                                    $    1,400
  Professional fees                            9,887
  Office and sundry                              648
  Mineral property option payments             1,000
  Exploration expenses                         3,110
                                          -----------
Net Loss For The Period And Deficit,
 End Of Period                            $   16,045
=====================================================

Net Loss Per Share                        $     0.01
=====================================================

Weighted Average Number Of
 Shares Outstanding                        4,119,682
=====================================================

                             MERRITT  VENTURES  CORP.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

         PERIOD FROM INCEPTION, FEBRUARY 20, 2001, TO DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



-----------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                       $ (16,045)

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Change in accounts payable                        1,500
  Change in due to shareholder                      1,000
                                                ----------
                                                  (13,545)
                                                ----------

Cash Flows From Financing Activity
  Issue of share capital                           68,750
                                                ----------

Increase In Cash And Cash, End Of Period        $  55,205
==========================================================

                              MERRITT  VENTURES  CORP.
                           (An Exploration Stage Company)

                         STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD FROM INCEPTION, FEBRUARY 20, 2001, TO DECEMBER 31, 2001
                              (Stated in U.S. Dollars)



                                         COMMON STOCK              DEFICIT
                                  -----------------------------  ACCUMULATED
                                  NUMBER OF          ADDITIONAL  DURING THE
                                   COMMON     PAR    PAID IN     EXPLORATION
                                   SHARES    VALUE   CAPITAL     STAGE      TOTAL
                                  -------------------------------------------------
Shares issued for cash at $0.001  5,000,000  $5,000  $      -  $      -   $  5,000

Shares issued for cash at $0.01   2,000,000   2,000    18,000         -     20,000

Shares issued for cash at $0.10     437,500     438    43,312         -     43,750

Net loss for the period                   -       -         -   (16,045)   (16,045)
                                  -------------------------------------------------

Balance, December 31, 2001        7,437,500  $7,438  $ 61,312  $(16,045)  $ 52,705
                                  =================================================

                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on February 20,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $16,045 for the period from February 20, 2001 (inception) to December 31, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
    ii)   non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.

                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



3.     MINERAL  PROPERTY  OPTION

By an agreement dated December 28, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

     i)   pay  US$1,000  on  execution  of  the  agreement  (paid);
    ii) incur an aggregate of US$115,000 on exploration expenditures, comprising US$5,000 by June 30, 2002, US$10,000 on or before June 30, 2003, and US$100,000 on June 30, 2004.


4.     CONTINGENCY

The Company has acquired an option to earn a 100% interest in a mineral property. In order to maintain the option, the Company must satisfy the terms of the option agreement described in Note 3.

                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                            MERRITT  VENTURES  CORP.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                             (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                     JUNE 30   DECEMBER 31
                                                       2002       2001
--------------------------------------------------------------------------
                                                   (Unaudited)  (Audited)

ASSETS

Current
  Cash                                              $  24,095   $ 55,205
==========================================================================

LIABILITIES

Current
  Due to shareholder                                $   1,000   $  1,000
  Accounts payable                                      8,023      1,500
                                                    ---------------------
                                                        9,023      2,500
                                                    ---------------------
SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
     a par value of $0.001 per share

  Issued:
    7,437,500 common shares                             7,438      7,438

  Additional paid-in capital                           61,312     61,312

Deficit Accumulated During The Exploration Stage      (53,678)   (16,045)
                                                    ---------------------
                                                       15,072     52,705
                                                    ---------------------

                                                    $  24,095   $ 55,205
==========================================================================

                              MERRITT  VENTURES  CORP.
                         (An  Exploration  Stage  Company)

                           STATEMENT OF LOSS AND DEFICIT
                                     (Unaudited)
                              (Stated in U.S. Dollars)



---------------------------------------------------------------------------------------
                                                      SIX       INCEPTION    INCEPTION
                                                     MONTHS    FEBRUARY 20  FEBRUARY 20
                             THREE MONTHS ENDED       ENDED      2001 TO      2001 TO
                                    JUNE 30          JUNE 30     JUNE 30      JUNE 30
                               2002        2001        2002        2001         2002
---------------------------------------------------------------------------------------

Expenses
  Rent                      $      650  $      200  $    1,250  $      200  $ 2,650
  Professional fees             11,905       6,047      26,682       6,047   36,569
  Regulatory fees                    -           -       1,229           -    1,229
  Administrative fees            1,500           -       3,500           -    3,500
  Office and sundry                  -          76         226         145      874
  Mineral property option
   payments                          -           -           -           -    1,000
  Exploration expenses               -       3,110       4,746       3,110    7,856
                            --------------------------------------------------------
Net Loss For The Period         14,055       9,433      37,633       9,502  $53,678
                                                                            ========
Deficit Accumulated During
 The Exploration Stage,
 Beginning Of Period            39,623          69      16,045           -
                            -----------------------------------------------
Deficit Accumulated During
 The Exploration Stage,
 End Of Period              $   53,678  $    9,502  $   53,678  $    9,502
===========================================================================

Net Loss Per Share          $     0.01  $     0.01  $     0.01  $     0.01
===========================================================================

Weighted Average Number
 Of Shares Outstanding       7,437,500   7,000,000   7,437,500   5,346,154
===========================================================================


                                 MERRITT  VENTURES  CORP.
                              (An Exploration Stage Company)

                                 STATEMENT OF CASH FLOWS
                                        (Unaudited)
                                 (Stated in U.S. Dollars)



-------------------------------------------------------------------------------------------
                                                            SIX      INCEPTION   INCEPTION
                                                           MONTHS   FEBRUARY 20 FEBRUARY 20
                                      THREE MONTHS ENDED    ENDED      2001 TO    2001 TO
                                            JUNE 30        JUNE 30     JUNE 30    JUNE 30
                                        2002       2001      2002        2001       2002
-------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period             $(14,055)  $(9,433)  $(37,633)  $(9,502)  $(53,678)

Adjustments To Reconcile Net
 Loss To Cash Used By Operating
 Activities
  Change in accounts payable             4,370         -      6,523         -      8,023
  Change in due to shareholder               -         -          -         -      1,000
                                      ---------------------------------------------------
                                        (9,685)   (9,433)   (31,110)   (9,502)    44,655
                                      ---------------------------------------------------

Cash Flows From Financing Activity
  Issue of share capital                     -         -          -    25,000     68,750

Increase (Decrease) In Cash             (9,685)   (9,433)   (31,110)   15,498     24,095

Cash, Beginning Of Period               33,780    24,931     55,205         -          -
                                      ---------------------------------------------------

Cash, End Of Period                   $ 24,095   $15,498   $ 24,095   $15,498   $ 24,095
=========================================================================================


                              MERRITT  VENTURES  CORP.
                           (An Exploration Stage Company)

                         STATEMENT OF STOCKHOLDERS' EQUITY

                                   JUNE 30, 2002
                                    (Unaudited)
                              (Stated in U.S. Dollars)



                                          COMMON STOCK
                                  ----------------------------
                                                                 DEFICIT
                                                                ACUMULATED
                                  NUMBER OF         ADDITIONAL  DURING THE
                                   COMMON     PAR    PAID-IN   EXPLORATION
                                   SHARES    VALUE   CAPITAL      STAGE     TOTAL
                                  -------------------------------------------------
Shares issued for cash at $0.001  5,000,000  $5,000  $      -  $      -   $  5,000

Shares issued for cash at $0.01   2,000,000   2,000    18,000         -     20,000

Shares issued for cash at $0.10     437,500     438    43,312         -     43,750

Net loss for the period                   -       -         -   (16,045)   (16,045)
                                  -------------------------------------------------

Balance, December 31, 2001        7,437,500   7,438    61,312   (16,045)    52,705

Net loss for the period                   -       -         -   (37,633)   (37,633)
                                  -------------------------------------------------

Balance, June 30, 2002            7,437,500  $7,438  $ 61,312  $(53,678)  $ 15,072
                                  =================================================


                             MERRITT VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of June 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the December 31, 2001 audited financial statements and notes thereto.


2.     MINERAL  PROPERTY  OPTION

By an agreement dated December 28, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

     i)   pay  US$1,000  on  execution  of  the  agreement  (paid);
     ii) incur an aggregate of US$115,000 on exploration expenditures, comprising US$5,000 by June 30, 2002, US$10,000 on or before June 30, 2003, and US$100,000 on June 30, 2004.


3.     CONTINGENCY

The Company has acquired an option to earn a 100% interest in a mineral property. In order to maintain the option, the Company must satisfy the terms of the option agreement described in Note 3.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     Part II

Information  Not  Required  In  The  Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:


     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal

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

counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee   $     23
Federal  Taxes                                        $    NIL
State  Taxes  and  Fees                               $    NIL
Transfer  Agent  Fees                                 $  1,000
Accounting  fees  and  expenses                       $  2,000
Legal  fees  and  expenses                            $ 20,000
Blue  Sky  fees  and  expenses                        $  2,000
Miscellaneous                                         $    NIL
                                                      --------
Total                                                 $ 25,023
                                                      ========
--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on March 9, 2001 to Ms. Lorrie Ann Archibald and Mr. Gordon Burley. Ms. Archibald is one of our directors and is our president and chief executive officer. Ms. Archibald acquired 2,500,000 shares at a price of $0.001 per share. Mr. Burley acquired 2,500,000 shares at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on March 23, 2001. The total amount we received from this offering was $20,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 437,500 shares of our common stock at a price of $0.10 per share to a total of thirteen purchasers on November 20, 2001. The total amount we received from this offering was $43,750. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number     Description
------------          --------------------
3.1     Articles  of  Incorporation  (1)
3.2     Amended  By-Laws  (1)
4.1     Share  Certificate  (1)
5.1     Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use  (1)
10.1 Option Agreement between the Company and Michael H. Sanguinetti dated April 6, 2001 (1)
10.2    Amendment  to  Option  Agreement  dated  December  28,  2001  (1)
23.1    Consent  of  Morgan  &  Company,  Chartered  Accountants
23.2    Consent  of  Leonard  Gal,  Consulting  Geologist  (1)

(1)     Previously filed as an exhibit to our Form SB-2 filed on April 18, 2002.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 28, 2002.

                                        MERRITT  VENTURES  CORP.

                                        By:
                                           /s/ Lorrie Ann Archibald
                                        -------------------------------
                                        Lorrie Ann Archibald, President


POWER  OF  ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Lorrie Ann Archibald, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY  IN  WHICH  SIGNED       DATE



/s/ Lorrie Ann Archibald   President, Chief Executive        August  28,  2002
--------------------       Officer (Principal Executive
Lorrie Ann Archibald       Officer) and Director


/s/ Gordon F. Burley       Secretary,  Treasurer,            August  28,  2002
--------------------       Chief  Financial  Officer
Gordon F. Burley           (Principal  Accounting  Officer)
                           (Principal  Financial  Officer)
                           and  Director